Exhibit 99.1
Castellum, Inc. Announces Pricing of $3.6 Million Registered Direct Offering
VIENNA, Va., Dec. 23, 2024 (GLOBE NEWSWIRE) -- Castellum, Inc. (the “Company”) (NYSE-American: CTM), a cybersecurity, electronic warfare, and software services company focused on the federal government, today announced that it has entered into a securities purchase agreement with several institutional investors to purchase 9,473,700 shares of common stock in a registered direct offering. The shares of common stock are being sold at an offering price of $0.38 per share.
The gross proceeds to the Company from the registered direct offering are estimated to be approximately $3.6 million before deducting the placement agent’s fees and other estimated offering expenses payable by the Company. The offering is expected to close on or about December 24, 2024, subject to the satisfaction of customary closing conditions.
Maxim Group LLC is acting as the sole placement agent in connection with the offering.
The shares of common stock are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-275840), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on December 12, 2023. The offering of shares of common stock will be made only by means of a prospectus supplement that forms a part of such registration statement.
This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A prospectus supplement relating to the shares of common stock will be filed by the Company with the SEC. When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC's website at www.sec.gov or from Maxim Group LLC, 300 Park Avenue, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3500.
About Castellum, Inc.
Castellum, Inc. (NYSE-American: CTM) is a defense-oriented technology company that is executing strategic acquisitions in the cybersecurity, MBSE, and information warfare areas - http://castellumus.com/.
Forward-Looking Statements:
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. Words such as “will,” “would,” “believe,” and “expects,” and similar language or phrasing are indicative of forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to differ (sometimes materially) from the results expressed or implied in the forward-looking statements, including, among others: the Company’s ability to close the described debt financing; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company’s revenue due to a delay in the U.S. Congress approving a federal budget; and the Company’s ability to maintain the listing of its common stock on the NYSE American LLC. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in Item 1A. “Risk Factors” section of the Company’s recently filed Form 10-Q, Item 1A. "Risk Factors” in the Company’s most recent Form 10-K, and other filings with the Securities and Exchange Commission which can be viewed at www.sec.gov. These risks and uncertainties, or not closing the described potential debt financing in this press release, could cause the Company's actual results to differ materially from those indicated in the forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.
Contact:
Glen Ives, President and Chief Executive Officer
Phone: (703) 752-6157
Contact: Info@castellumus.com
A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/f3d9cecc-6bab-4be4-a011-1a1ac2c9d09a